Exhibit (j)(2)

SPICER JEFFRIES LLP

Certified Public Accountants

4601 DTC BOULEVARD • SUITE 700

DENVER, COLORADO 80237

TELEPHONE: (303) 753-1959

FAX: (303) 753-0338

www.spicerjeffries.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

We hereby consent to incorporation of our audit report of UPHOLDINGS: Flagship Fund, a series of UPHOLDINGS Funds LLC dated November 13, 2020 for the year ended September 30, 2020 in the Statement of Additional Information of UPHOLDINGS Compound Kings ETF (the “Fund”).

Denver, Colorado

December 14, 2020